Exhibit 99.1

Radius Health Provides Business Update

●   Organizational Change within Finance Function

●   Creates Capital, Strategy & Transactions Group

WALTHAM, Mass., September 24, 2020 (GLOBE NEWSWIRE) -- Radius Health, Inc. (“Radius” or the “Company”) (Nasdaq: RDUS), today announced that Jose (Pepe) Carmona will be stepping down as Chief Financial Officer of Radius Health, Inc., with immediate effect.

“Pepe joined Radius one month after the FDA approval of TYMLOS® in 2017 and he has been instrumental in helping Radius advance from a development company to a commercial company with a late stage pipeline,” said Kelly Martin, Radius CEO. “Over the last few months, he has been part of the team that completed the elacestrant business development transaction, which was considered a critical step for the company,” added Martin. “I would like to thank Pepe for his efforts and contributions, and we wish him nothing but the very best as he moves forward,” concluded Martin.

Mr. Dan Dolan, who has served as Head of Financial Planning and Analysis since he joined the company in 2017, will become the Principal Financial and Accounting Officer. Dan was instrumental in the launch of TYMLOS® and works closely with all of the business functions within the company. In this role, Dan will report directly to Kelly Martin.

Mr. Jim Chopas, currently the Company’s Controller, will continue in that role with oversight of all finance functions including accounting, audit, tax, and treasury. Jim has been with Radius since 2018 and will also report directly to Kelly Martin.

In addition to these changes within the finance group, the Company is establishing a new group: Capital, Strategy, and Transactions (CST). This cross functional team will integrate several important and related functions including financial modeling and analytics, capital structure and balance sheet management, investor relations, banking and analyst interactions, business development, and alliance/project management.

The Company expects to add a select number people to this group with skill sets that extend our current capabilities.

About Radius

Radius is a science-driven fully integrated biopharmaceutical company that is committed to developing and commercializing innovative endocrine therapeutics. For more information, please visit www.radiuspharm.com

About TYMLOS (abaloparatide) injection

TYMLOS (abaloparatide) injection was approved by the U.S. Food and Drug Administration for the treatment of postmenopausal women with osteoporosis at high risk for fracture defined as history of osteoporotic fracture, multiple risk factors for fracture, or patients who have failed or are intolerant to other available osteoporosis therapy.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements.

These forward-looking statements are based on management’s current expectations. These statements involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: the Company’s expectations in connection with the organizational change in the finance function and the creation of the CST group and the Company’s expectations in connection with the addition of new members of the CST group. These and other important risks and uncertainties discussed in our filings with the Securities and Exchange Commission, or SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2019 and subsequent filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact:

Elhan Webb, CFA

Email: ewebb@radiuspharm.com

Phone: 617-551-4011